UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Enumeral Biomedical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	99-0376434
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
200 CambridgePark Drive, Suite 2000 Cambridge, MA	02140
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.   ☒

Securities Act registration statement number to which this form relates:	Not Applicable
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 7, 2014 is incorporated by reference into this registration statement.

Item 2.  Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	Bylaws *

(*)	Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 7, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2015
ENUMERAL BIOMEDICAL HOLDINGS, INC.
By: /s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer